Exhibit 99.1

SPIRIT FINANCE CORPORATION

Spirit Finance Corporation Announces Conclusion of the Active Solicitation
Process Under Merger Agreement

SCOTTSDALE, Ariz. and NEW YORK — April 11, 2007 — Spirit Finance Corporation (NYSE: SFC) (“Spirit”), a real estate investment trust focused on single tenant, operationally essential real estate, today announced the conclusion of the active solicitation process being conducted by Spirit’s financial advisors, Citigroup Corporate & Investment Banking and Wachovia Securities, as permitted under the terms of the merger agreement between Spirit and a consortium of investors including Macquarie Bank Limited, Kaupthing Bank hf. and other independent equity participants (collectively, the “Consortium”).  As previously announced, the Consortium will acquire Spirit in a transaction valued at $3.5 billion.  The transaction is subject to certain closing conditions, including the approval of Spirit’s stockholders and the satisfaction of other customary closing conditions.

Under the terms of the merger agreement, Spirit’s board of directors, with the assistance of its financial advisors, conducted a 28-day active solicitation process that concluded on April 9, 2007.  During this period, no superior proposals were received and no party has indicated that it intends to make a superior proposal.  Notwithstanding the conclusion of the active solicitation period, the merger agreement permits Spirit’s board of directors to consider and take actions with respect to unsolicited written alternative proposals received before the stockholders’ meeting to consider and vote on the merger, subject to conditions contained in the merger agreement.

The merger transaction is expected to close promptly following the satisfaction of all closing conditions, including approval of Spirit’s stockholders, which are anticipated to occur by the end of the third quarter of 2007.

About Spirit Finance Corporation

Spirit Finance Corporation provides customized, flexible sale/leaseback financing solutions for single tenant, operationally essential real estate assets that are vital to the operations of retail, service and distribution companies.  The company’s core markets include free-standing automotive dealers, parts and service facilities, drugstores, educational facilities, movie theaters, restaurants, supermarkets, and other retail, distribution and service businesses.  Additional information about Spirit Finance Corporation is available on its website at www.spiritfinance.com.

Forward-Looking and Cautionary Statements

Statements contained in this press release which are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters.  These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risk factors discussed in Spirit Finance Corporation’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by Spirit with the Securities and Exchange Commission from time to time.  All forward-looking statements in this press release are made as of today, based upon information known to management as of the date hereof, and Spirit assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Important Information

On March 13, 2007, Spirit filed a current report on Form 8-K with the Securities and Exchange Commission, which included the merger agreement. The proxy statement that Spirit plans to file with the Securities and Exchange Commission and mail to stockholders will contain information about Spirit, the proposed merger and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement from Spirit by mail, stockholders will be able to obtain the proxy statement, as well as other filings containing information about Spirit, without charge, from the Securities and Exchange Commission’s website (http://www.sec.gov) or, without charge, from Spirit at www.spiritfinance.com or by directing such request to Spirit Finance Corporation, 14631 N. Scottsdale Road, Suite 200, Scottsdale, Arizona 85254, Attention: Investor Relations.

Spirit and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information concerning these participants in the solicitation will be set forth in the proxy statement relating to the merger when it becomes available.

FOR FURTHER INFORMATION, PLEASE CONTACT:

SPIRIT FINANCE CORPORATION

Brad Cohen

1-866-557-7474 x6606

investorrelations@spiritfinance.com